UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

EMPIRE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	011-12127	22-3136782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Credit Agreement

On June 14, 2016, Empire Resources, Inc. (the “Company”), entered into that certain Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment”) with Coöperatieve Rabobank U.A (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”), New York Branch (“Rabobank”), as agent for the Committed Banks (as defined below) and each of the lenders signatory thereto (including Rabobank) (collectively, the “Committed Banks)” to amend that certain Amended and Restated Credit Agreement, dated as of June 19, 2014, as first amended on December 18, 2014 (collectively, the “A&R Credit Agreement”).

The Second Amendment amended the Company’s existing A&R Credit Agreement to, among other things, (i) reduce the committed credit facility by $22.5 million to $162.5 million, (ii) increase the cap on eligible inventory as a percentage of the Borrowing Base (as defined in the A&R Credit Agreement) from 65% to 75%, (iii) reduce the minimum base amount required for the net working capital covenant calculation from $42.5 million to $37.5 million and (iv) reduce the letter of credit sublimit from $75 million to $65 million.

The Second Amendment also amended the definition of eligible inventory to remove the perfection requirement for broker accounts located outside of the U.S. and modified the billing cycle for letter of credit fees from quarterly to monthly invoices. In addition, the Second Amendment amended certain sanction provisions to address changes in internal policies of the Committed Banks and added standard acknowledgements related to new Bail-In legislation for financial institutions in member states of the European Union, Iceland, Liechtenstein and Norway.

Except as described herein, the other terms and conditions of the A&R Credit Agreement, including, without limitation, the interest rate, the maturity date and various financial covenants, remain unchanged. For additional information about the A&R Credit Agreement, see Exhibit 10.1 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission (“SEC”) on June 25, 2014 and Exhibit 10.1 to the Company’s Current Report filed on Form 8-K with the SEC on December 19, 2014, the relevant portions of which are incorporated herein by reference.

Third Amendment to Uncommitted Credit Agreement

On June 14, 2016, the Company entered into that certain Third Amendment to the Uncommitted Credit Agreement (the “Third Amendment”) with each of the lenders signatory thereto (collectively, the “Uncommitted Banks”) and Rabobank, as agent for the Uncommitted Banks to amend that certain Uncommitted Credit Agreement, dated as of June 19, 2014, as amended on each of December 18, 2014 and June 11, 2015 (collectively, the “Uncommitted Credit Agreement”).

The Third Amendment amended the Company’s existing Uncommitted Credit Agreement to, among other things, (i) reduce the uncommitted credit facility by $40 million to $50 million, (ii) renew the uncommitted facility for one year by extending the termination date for the revolving credit line from June 18, 2016 to June 19, 2017, (iii) increase the cap on eligible inventory as a percentage of the Borrowing Base (as defined in the Uncommitted Credit Agreement) from 65% to 75%, (iv) reduce the minimum base amount required for the net working capital covenant calculation from $42.5 million to $37.5 million and (v) reduce the letter of credit sublimit from $35 million to $20 million.

The Third Amendment also amended the definition of eligible inventory to remove the perfection requirement for broker accounts located outside of the U.S. and modified the billing cycle for letter of credit fees from quarterly to monthly invoices. In addition, the Third Amendment amended the Uncommitted Credit Agreement to include the same provisions related to sanctions and EU Bail-In acknowledgements as provided in the Second Amendment and described above.

Except as described herein, the other terms and conditions of the Uncommitted Credit Agreement, including, without limitation, the interest rate and various financial covenants, remain unchanged. For addition about the Uncommitted Credit Agreement, see Exhibit 10.2 to the Company’s Current Report filed on Form 8-K with the SEC on June 25, 2014, Exhibit 10.2 to the Company’s Current Report filed on Form 8-K with the SEC on December 19, 2014 and Exhibit 10.1 to the Company’s Current Report filed on Form 8-K with the SEC on June 12, 2015, the relevant portions of which are incorporated herein by reference.

The foregoing descriptions of the Second Amendment and Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and the Third Amendment, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Second Amendment to Amended and Restated Credit Agreement, dated as of June 14, 2016, by and among Empire Resources, Inc., the Committed Banks signatory thereto and Coöperatieve Rabobank U.A (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”), New York Branch, as agent for the Committed Banks.

10.2

Third Amendment to Uncommitted Credit Agreement, dated as of June 14, 2016, by and among Empire Resources, Inc., the Uncommitted Banks signatory thereto and Coöperatieve Rabobank U.A (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”), New York Branch, as agent for the Uncommitted Banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESOURCE, INC.

Dated: June 15, 2016	By:	/s/ Sandra Kahn
Name: Sandra Kahn
Title: Chief Financial Officer